REITWorld 2013   November 13-15   Grand Opening   August 16, 2013      Central Hall I & III   University of   Kentucky

 Leading Student Housing Company    Strong Internal Growth – 5% Increase in   Same-Community Revenue for Academic   Year 2013/2014    Strong, Prefunded External Growth    High Quality, Best-In-Class, Owned Portfolio    Significant Competitive Advantages    Excellent Capital Structure    Proven Growth   Investment Highlights      The Oaks on the Square – Storrs Center    University of Connecticut   2

   EdR is Second-Largest Company in the Industry    $1.7 billion Total Enterprise Value    49 wholly owned communities with more than 28,000 beds    23 managed communities with over 11,900 beds (1)    Creating Value    Internal Growth    5% increase in SS revenue – 2013/2014    4.3% CAGR in SS revenue the last 4 years    External Growth    Developments/Presales(2) – target 7% to 8% unlevered 1st   year economic yields:    $192 million opened in August 2013    $304 million – 2014 delivery    $101 million – 2015 delivery    ONE PlanSM on-campus developments    University of Kentucky    Other high quality universities    Excellent Capital Structure    All development/presale opportunities are prefunded    Strong and Consistent Core FFO per Share Growth    9% increase in 2012    12% to 21% increase in 2013, based on guidance range      (1) Includes 1 joint venture community also managed by the Company.   (2) Project development costs represent the Company’s portion of the project costs for joint ventures and includes only company-owned projects that   have been announced.   Roosevelt Point, Arizona State University   Downtown Phoenix Campus   Leading Student Housing Company      The Retreat at Oxford, University of Mississippi   3

Fall 2013 Final Leasing Results

	Design Beds	Opening Occupancy 2013	2012 (1)	Year Over Year Change In Occupancy	Rate	Total Revenue
Same-Communities - by Tier						
Prior Year Occupancy Below 95% (Tier 1)	12,234	92.2%	85.4%	6.8%	0.3%	7.1%
Prior Year Occupancy 95% to 97.9% (Tier 2)	1,087	99.0%	96.0%	3.0%	3.4%	6.4%
Prior Year Occupancy 98% and Above (Tier 3)	7,440	96.5%	99.8%	-3.3%	3.8%	0.5%
Total Same-Communities	**20,761**	**94.1%**	**91.1%**	**3.0%**	**2.0%**	**5.0%**
Total New-Communities (2)	**7,390**	**95.1%**				
Total	**28,151**	**94.3%**				

(1) The same-community designation for leasing purposes is different than for financial purposes. A community is considered same-community for leasing when the Company has managed the leasing processes for at least two leasing cycles.

(2) Excludes 3949 at Saint Louis University, which was damaged by fire in July 2012. Redevelopment of the community was completed in September 2013. At September 30, 2013 the community was 76.0% leased. Any business interruption lossed related to occupancy below historical rates would be covered by insurance procceds through next fall.

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Strong, Prefunded External Growth      5   (Amounts in thousands expect bed counts)   Active projects   Project Project Type Bed Count   EdR's Share of   Development   Cost   University of Colorado - The Lotus Wholly Owned 202 $20,830   University of Kentucky ONE Plan 2,381 138,025   University of Minnesota - The Marshall Joint Venture 882 47,022   Duke University - 605 West Joint Venture 384 41,520   University of Connecticut - Storrs Center Ph III Wholly Owned 116 12,819   Florida International University Presale 542 43,500   Total - 2014 Deliveries 4,507 303,716   University of Kentucky - Woodland Glen III, IV & V ONE Plan 1,610 101,172   Total - 2015 Deliveries 1,610 $101,172   Current projects will increase total gross assets by nearly 25%.

High Quality, Best-In-Class Portfolio   2012 Average Enrollment   Distance to Campus (1)   6    Median distance to campus 0.1 miles          Average distance to campus 0.5 miles          Average enrollment over 25,500          Average rental rate $630 per bed          Average age 7.4 years (2)          Sold 40% of assets owned prior to   January 2010          No portfolio acquisitions   (1) Based on community NOI, includes announced developments.   (2) Age as of August 2014 in order to include developments delivering in 2014.   On Campus   26%   Pedestrian   38%   0.2 to 0.5   Miles   9%   0.6 to 1.0   Miles   1%   1.1 to 2.0   Miles   25%   > 2.0 Miles   1%   25,943    20,139    -    5,000    10,000    15,000    20,000    25,000    30,000   EdR 4-Year Public-   Private   Graduate   Undergraduate

EdR Focuses on Strong Stable Markets   EdR Schools Have Strong Demand   EdR Markets vs Average   7    Enrollment growth at universities EdR   serves is stronger than the national   average for 4-year public-private   universities.          EdR underwrites the university before   investing in a market.          Target universities with strong   characteristics, including:    Enrollment over 10,000    High application to admission ratio.          Guard against supply and enrollment   issues with most desired sites pedestrian   to campus.   Source: The National Center for Education Statistics IPEDS data base. EdR averages weighted by NOI exposure and includes proforma NOI on announced developments.   2.8%   2.1%   1.3%   2.8%   1.6%   0.4%   0.0%   0.5%   1.0%   1.5%   2.0%   2.5%   3.0%   2010 2011 2012   EdR 4-Year Universities >10K Enrollment   1.60x   1.65x   1.70x   1.75x   1.80x   2010 2011 2012   1.68x   1.75x   1.80x   Applicant to Admitted Ratio

           Excellent Capital Structure   Conservative Capital Structure (1)   Debt Maturities as of September 30, 2013   Conservative Capitalization Prudent Financing Strategy   (1) All data is as of September 30, 2013 per the company’s 3Q13 financial supplement except for footnote 2.   (2) Most recently announced quarterly dividend annualized. Based on stock price of $9.10 as of September 30, 2013.    Conservative Leverage Levels    Debt to Gross Assets: 40.2%    Net Debt to Enterprise Value: 39.4%    Net Debt to Adjusted EBITDA: 6.2x    Strong Coverage Levels    Interest Coverage Ratio: 4.6x    Well-staggered debt maturities    $500 million unsecured Credit Facility   expandable to $700 million    In process of Terming and Swapping $150   million of the current revolver balance    Attractive and well covered dividend (2)    Dividend Yield: 4.7%    Projected 49% debt to gross assets at the end   of 2015 based on announced deals      8   60% 17%   8%   15% Equity   Mortgage Debt   Construction Debt   Revolving Credit   Facility   105.8   268.9   $1.1   $59.3   $100.8   $125.4   $39.8   $374.7   $0.0   $75.0   $150.0   $225.0   $300.0   $375.0   2013 2014 2015 2016 2017 2018+   Mortgage Debt Revolving Credit Facility

           Strengthened Balance Sheet      Interest Coverage Debt to Gross Assets   Source: Company disclosures.   Unencumbered Assets (% of Gross Assets) Net Debt to Enterprise Value   9   41.5%   31.3% 31.7%   40.2%   20.0%   27.5%   35.0%   42.5%   50.0%   4Q10 4Q11 4Q12 3Q13   2.2x   2.7x   4.2x   4.6x   1.00x   2.00x   3.00x   4.00x   5.00x   4Q10 4Q11 4Q12 3Q13   43.9%   22.9%   27.4%   39.4%   10.0%   22.5%   35.0%   47.5%   60.0%   4Q10 4Q11 4Q12 3Q13   23.6%   43.6%   50.3%   53.1%   0.0%   15.0%   30.0%   45.0%   60.0%   4Q10 4Q11 4Q12 3Q13

Proven Growth   Core FFO Growth   Same Community Revenue Growth (1)   10    EdR has produced strong growth that is   expected to continue.          Industry leading same-community   revenue growth three out four years.          Significant increases in total revenue,   NOI and gross assets.          Strong growth in Core FFO per share.          Annual dividend increases of at least 10%   over the last two years.         (1) Source: respective company’s disclosures. 2013 is midpoint of any disclosed range   or last reported leasing progress for fall 2013.    $0.47    $0.55   9.3%   17.0%   $0.30   $0.40   $0.50   $0.60   $0.70   2012 2013 Mid-point   P   e   r   S   h   a   re     4.3%   7.1%   0.9%   5.0%   0.0%   1.0%   2.0%   3.0%   4.0%   5.0%   6.0%   7.0%   8.0%   2010 2011 2012 2013   EdR ACC   EdR CAGR = 4.3%   ACC CAGR = 2.8%

  11   Demand for Collegiate Housing   • Increasing Enrollment – estimated at 1.1% annually through 2021 (1)   • Growth in student population is stressing on-campus housing capabilities of universities (2)   • Experiencing pent up demand by students vacating older, less functional housing   Positive Environment for Industry Growth   (1) National Center for Education Statistics report titled “The Condition of Education 2012.”   (2) National Multi Housing Council White Paper, May 2012.   Total Full-Time Enrollment Growth (1)   2.3%   4.9%   5.3%   3.8%   2.8%   1.8% 1.5%   2.9%   4.2%   8.3%   2.3%   0.2%   -1.8%   0.3%   0.9% 0.7%   0.9% 1.4% 1.6%   1.6%   1.3%   1.0%   -2.5%   -1.5%   -0.5%   0.5%   1.5%   2.5%   3.5%   -4.0%   -2.0%   0.0%   2.0%   4.0%   6.0%   8.0%   10.0%   2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020   Avg % Growth 2000-12 = 3.0%   Proj. Avg % Growth 2013-21= 1.1%   Actual Growth Projected Growth

  12   Percentage of High School Graduates Attending College (1)   Demand for Collegiate Housing   • 1.1% Average Annual Increasing in Enrollment Driven by   − Echo Boom generation   − Increasing percentage of high school graduates choosing to attend college   − College students are taking longer to graduate   Positive Environment for Industry Growth (Con’t)      (1) National Center for Education Statistics report titled “The Condition of Education 2012.”   52.6%   46.7%   58.6%   58.0%   62.6%   59.9%   66.5%   62.8%   40.0%   45.0%   50.0%   55.0%   60.0%   65.0%   70.0%   1975 1980 1985 1990 1995 2000 2005 2010

  Recent articles highlight 1.8% drop in total   enrollment in 2012, However;       4-year universities with enrollment >10K were   up 0.4% in 2012.       3-year average for 4-year universities is   above the projected 1% overall annual   growth.       Higher percentage of high school graduates   going to college mutes projection of declining   graduates.   Positive Environment for Industry Growth (Con’t)      4-Year University Enrollment Growth   Fall Enrollment Growth by Institution Type   13   Sources – National Student Clearinghouse Research Center report Fall 2012 and The National Center for Education Statistics IPEDS data base and report titled “The Condition of Education   2012.”   0.0%   1.0%   2.0%   3.0%   4.0%   4-Year Institutions - Enrollment >10K   2.8%   1.6%   0.4%   2010 2011 2012   -10.0%   -5.0%   0.0%   5.0%   10.0%   15.0%   20.0%   4-Year Public 4-Year Private For-Profit 2-Year All   1.6%   2.7%   14.8%   0.3%   2.3% 1.4%   3.3%   -3.8%   -1.6%   0.2%   -0.6%   0.5%   -7.2%   -3.1% -1.8% E   n   ro   llmen   t   G   ro   w   th     2010 2011 2012

Positive Environment for Industry Growth (Con't)

Reasonable Near-term Supply of New Product

- Reduced state appropriations limit ability for many universities to update their aged and obsolete on-campus housing
- On-campus housing capacity as a percentage of undergraduate enrollment is decreasing

Owned Community Projected 2014 New Supply and Demand Information by Region(1)

Region	Owned Beds (2)	Percentage of Owned Beds (2)	EdR NOI % (2)	Enrollment Growth 3 Year CAGR - Universities Served	2014 New Supply %	Variance
West	2,331	7%	8%	1.5%	1.7%	0.2%
Mid Atlantic	5,811	18%	27%	1.2%	1.2%	-%
North	5,128	15%	12%	0.2%	0.9%	0.7%
South Central	7,043	16%	23%	1.7%	2.5%	0.8%
South East	8,363	29%	20%	2.1%	3.3%	1.2%
Mid West	4,238	15%	10%	1.7%	3.1%	1.4%
Total	**32,914**	**100%**	**100%**	**1.4%**	**2.2%**	**0.8%**

Example of Pent Up Demand in EdR Markets

University	2013 New Supply	EdR Revenue Growth
University of Mississippi	12.6%	5.2%
Georgia Southern University	19.1%	5.4%
University of Missouri	9.8%	-4.7%
Florida State University	4.0%	-2.0%
Weighted average	9.3%	0.5%

(1) All markets served by EdR and includes all announced deliveries. Data was obtained from the National Center for Education Statistics, Axiometrics and local market data.
(2) Includes 2014 development deliveries. NOI is based on current 2013 forecasted net operating income with proforma adjustments for 2014 developments and developments or acquisitions that have been operating less than 12 months.

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 Leading Student Housing Company    Strong Internal Growth – 5% Increase in   Same-Community Revenue for Academic   Year 2013/2014    Strong, Prefunded External Growth    High Quality, Best-In-Class, Owned Portfolio    Significant Competitive Advantages    Excellent Capital Structure    Proven Growth   Investment Highlights      2400 Nueces, University of Texas at Austin   15

Forward Looking Statements         This presentation includes certain statements, estimates and projections provided by EdR’s management with   respect to the anticipated future performance of EdR, including “forward-looking statements” within the meaning of   Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as   amended. Such statements, estimates and projections reflect various assumptions by EdR’s management   concerning anticipated results and have been included solely for illustrative purposes.      Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,”   “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result,” and similar expressions. No representations are   made as to the accuracy of such statements, estimates or projections, which necessarily involve known and   unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control. Such factors   include the risk factors discussed in the Company’s registration statement on Form S-3, annual report on Form 10-K   for the year ended December 31, 2012, and quarterly report on Form 10-Q for the period ended September 30,   2013, each as filed with the SEC. These risk factors include, but are not limited to risks and uncertainties inherent in   the national economy, the real estate industry in general, and in our specific markets; legislative or regulatory   changes including changes to laws governing REITS; our dependence on key personnel; rising insurance rates and   real estate taxes; changes in GAAP; and our continued ability to successfully lease and operate our properties.   Accordingly, actual results may vary materially from the projected results contained herein and you should not rely   on any forward-looking statements made herein or made in connection with this presentation. The Company shall   have no obligation or undertaking to update or revise any forward-looking statements to reflect any change in   Company expectations or results, or any change in events.               16